UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/21/2006

CECO ENVIRONMENTAL CORP
(Exact name of registrant as specified in its charter)

Commission File Number:  0-7099

DE	13-2566064
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3120 Forrer Street, Cincinnati, OH 45209
(Address of principal executive offices, including zip code)

(416) 593-6543
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

As disclosed on an 8-K filed June 22, 2005, on June 20, 2005, Kirk and Blum Manufacturing Co., ("K&B"), an indirectly wholly owned subsidiary of CECO Environmental Corp. ("CECO"), entered into a Restated and Amended Purchase Agreement with Trademark Property Company ("Trademark") for the sale of the Cincinnati manufacturing and corporate office facilities (the "Agreement").   Subsequently, pursuant to a Third Amendment and Assignment to the Agreement, dated as of October 20,2005 and disclosed on an 8-K filed October 26, 2005, Trademark assigned the Agreement to Millworks Town Center, LLC ("Purchaser"). Pursuant to a Fourth Amendment and Assignment to Restated and Amended Purchase Agreement and a Fifth Amendment to Restated and Amended Purchase Agreement ("Fifth Amendment"), the closing of Parcel A was extended.

Pursuant to a Sixth Amendment to Restated and Amended Purchase Agreement between Purchaser and K&B, dated April 21, 2006, the closing of Parcel A has been extended until May 15, 2006. K&B waived the extension fee set forth in the Fifth Amendment.

Purchaser may further extend the closing of Parcel A until on or before June 12, 2006, by delivering to K&B a nonrefundable, but fully applicable to the purchase price, payment of Two Hundred Thousand Dollars ($200,000.00) on or before May 12, 2006.

The closing of the acquisition is still subject to various customary closing conditions. Additionally, closing is subject to certain special conditions such as the negotiation of a definitive agreement setting forth K&B's post-closing possessory rights.

The description set forth herein of the terms and conditions of the Sixth Amendment is qualified in its entirety by reference to the full text of such agreement, which is filed with this report as Exhibit 10.1 and incorporated by reference into this Item 1.01.

This report contains statements about the future, sometimes referred to as "forward--looking" statements. Forward-looking statements are typically identified by the use of the words "believe," "may," "should," "expect," "anticipate," "estimate," "project," "propose,""plan," "intend" and similar words and expressions. Forward--looking statements are not guarantees of completion of proposed transactions, availability of tax-free treatment, or similar matters. Forward--looking statements are subject to risks and uncertainties outside CECO's control. Actual events or results may differ materially from the forward-looking statements. For a discussion of additional contingencies and uncertainties to which information respecting future events is subject, see CECO's other SEC reports.

Item 9.01.    Financial Statements and Exhibits

10.1 Sixth Amendment to Restated and Amended Purchase Agreement

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CECO ENVIRONMENTAL CORP

Date: April 21, 2006	By:	/s/ Dennis W. Blazer
Dennis W. Blazer
Chief Financial Officer and Vice President--Finance and Administration

Exhibit Index

Exhibit No.	Description
EX-10.1	6th Amendment